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                                                                  EXHIBIT 10.21


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") by and between Sherwood Mechanical, Inc. (the "Company"), a California corporation, American Plumbing & Mechanical, Inc., a Delaware corporation ("AmPaM"), and Robert Sherwood ("Executive") is hereby entered into effective as of the date of the closing date of the transactions contemplated in the Acquisition Agreement between the Company, AmPaM and others dated February 11, 1999 (the "Effective Date").

                                    RECITALS

The following statements are true and correct:

         As of the Effective Date, the Company, AmPaM and the other subsidiaries of AmPaM (collectively, the "AmPaM Companies") are engaged primarily in the providing of plumbing and mechanical contracting services.

         Executive is employed hereunder by the Company in a confidential relationship wherein Executive, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and AmPaM's customers and specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and AmPaM, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and AmPaM. This information is a trade secret and constitutes the valuable goodwill of the Company and AmPaM.

         Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                   AGREEMENTS

         1.       Employment and Duties.

                  (a) The Company hereby employs Executive as President of the Company. As such, Executive shall have the responsibilities, duties and authority reasonably accorded to, expected of and consistent with Executive's position as President of the Company. Executive hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c), agrees to devote substantially all of his time, attention and efforts during normal business hours to promote and further the business and interests of the Company and its affiliates.

                  (b) Executive shall faithfully adhere to, execute and fulfill all reasonable and lawful policies established by the Company, to the extent such policies have been


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         communicated to Executive in writing and are not inconsistent with any of the terms of this Agreement.

                  (c) Except as set forth on Schedule 1(c) hereto, Executive shall not, during the term of his employment hereunder, engage in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes in any material respect with Executive's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Executive from making personal investments in such form or manner as will not require a substantial portion of such Executive's time during normal business hours in the operation or affairs of the companies or enterprises in which such investments are made.

                  (d) Executive shall be entitled to vacation in accordance with the policies of the Company.

         2. Compensation. For all services rendered by Executive, the Company shall compensate Executive as follows:

                  (a) Base Salary. The base salary payable to Executive during the term shall be $162,000 per year, payable in accordance with the Company's payroll procedures for officers, but not less frequently than monthly. On an annual basis such base salary shall be reviewed by the Board of Directors of AmPaM (the "AmPaM Board") and may be adjusted at its discretion, in light of the Executive's position, responsibilities, performance and such other reasonable, job related factors that the AmPaM Board deems appropriate; provided, however, any adjusted Base Salary may not be less than that amount in effect on the Effective Date.

                  (b) Annual Bonus. AmPaM will consider adopting an incentive bonus plan under which Executive and other key employees of the AmPaM Companies will be eligible to receive annual bonus awards in amounts that are competitive with those provided to similarly situated executives, as determined by the AmPaM Board.

                  (c) Executive Perquisites, Benefits and Other Compensation. Executive shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                           (i) Executive shall be reimbursed for all business
                  travel and other out-of-pocket expenses (including those costs to maintain any professional certifications held or obtained by Executive) reasonably incurred by Executive in the performance of his duties pursuant to this Agreement and in accordance with AmPaM's policy for its similarly situated executives. All such expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for





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                  reimbursement, and in a format and manner consistent with
                  AmPaM's expense reporting policy.

                           (ii) Executive shall be entitled to participate in
                  all incentive compensation plans and to receive all fringe benefits and prerequisites offered by the Company or AmPaM to any of the Company's or the AmPaM Companies' similarly situated executives, including, without limitation, participation in the various employee benefit plans or programs provided to the employees of the Company or the AmPaM Companies in general, subject to the regular eligibility requirements with respect to each such benefit plans or programs.

                           (iii) The Company shall provide Executive with such
                  other perquisites as may be deemed appropriate for Executive by the AmPaM Board during the term of this Agreement, all on a basis as favorable to Executive as may be provided or offered to other similarly situated executives of the AmPaM Companies.

         3.       Non-Competition Agreement.

                  (a) Executive acknowledges that as a consequence of his employment with the Company, he will be furnished or have access to Confidential Information (as defined below). Executive further recognizes that the Company's willingness to enter into this Agreement is based in material part on Executive's agreement to the provisions of this paragraph 3 and that Executive's breach of the provisions of this paragraph 3 could materially damage the Company. Subject to paragraph 4(d) and the further provisions of this Agreement, Executive will not, during the term of his employment with the Company, and for a period of two years immediately following the termination of such employment for any reason, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                           (i) engage, as an officer, director, shareholder,
                  owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any plumbing, piping, mechanical, heating, ventilation, or air conditioning contracting, installation or services business or operation, or any ancillary contracting, installation or services business directly related thereto (such business and operations referred to herein as the "Plumbing and Mechanical Business") within 100 miles of where any AmPaM Company conducts business, including any territory serviced by an AmPaM Company during the term of Executive's employment (the "Territory");

                           (ii) call upon any person who is, at that time, an
                  employee of an AmPaM Company for the purpose or with the intent of enticing such employee away from or out of the employ of the AmPaM Company;





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                           (iii) call upon any person or entity which is, at
                  that time, or which has been, within one year prior to that time, a customer of an AmPaM Company within the Territory for the purpose of soliciting customers, orders or contracts for any Plumbing and Mechanical Business within the Territory;

                           (iv) call upon any prospective acquisition
                  candidate, on Executive's own behalf or on behalf of any competitor, which candidate was, to Executive's knowledge after due inquiry, either called upon by an AmPaM Company or for which an AmPaM Company made an acquisition analysis, for the purpose of acquiring such entity;

                           (v) disclose customers, whether in existence or
                  proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons; or

                           (vi) testify as an expert witness in matters related
                  to the Plumbing and Mechanical Business for an adverse party to an AmPaM Company in litigation; provided, that nothing contained in this paragraph 4(a)(vi) shall interfere with Executive's duty to testify as a witness if required by law.

                  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Executive from acquiring as an investment (i) not more than 1% of the capital stock of a company engaged in the Plumbing and Mechanical Business whose stock is traded on a national securities exchange, the Nasdaq Stock Market or on an over-the-counter or similar market or (ii) not more than 5% of the capital stock of a competing business whose stock is not publicly traded if the AmPaM Board consents to such acquisition.

                  (b) Because of the difficulty of measuring economic losses to the Company and AmPaM as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company and AmPaM for which they would have no other adequate remedy, Executive agrees that foregoing covenant may be enforced by the Company, in the event of breach by him, by injunctions, restraining orders and orders of specific performance issued by a court of competent jurisdiction. Executive further agrees to waive any requirement for the Company's securing or posting of any bond in connection with such remedies.

                  (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Executive in light of the activities and business of the AmPaM Companies on the date of the execution of this Agreement and the current plans of the AmPaM Companies; but it is also the intent of the Company and Executive that, subject to paragraph 3(g) hereof, such covenants be construed and enforced in accordance with the





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         changing activities, business and locations of the AmPaM Companies throughout the term of this covenant, whether before or after the date of termination of the employment of Executive, unless the Executive was conducting such new business prior to any AmPaM Company conducting such new business. For example, if, during the term of this Agreement, an AmPaM Company engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then, subject to paragraph 3(g) hereof, through the term of this covenant Executive will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business activities, or locations within 100 miles of where such new activities, business or locations are conducted, unless Executive was conducting such new activities or business prior to any AmPaM Company conducting such new activities or business.

                  (d) It is further agreed by the parties hereto that, in the event that Executive shall cease to be employed hereunder and shall enter into a business or pursue other activities not in competition with the Plumbing and Mechanical Business of any of the AmPaM Companies or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (a)(i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Executive's obligations under this paragraph 3, if any, Executive shall not be chargeable with a violation of this paragraph 3 if the AmPaM Companies shall, at any time after the termination of Executive's employment, enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

                  (e) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                  (f) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company or AmPaM, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by AmPaM or the Company of such covenants. It is specifically agreed that the period of two years (subject to the further provisions of this Agreement) following termination of employment stated at the beginning of this paragraph 3, during which the agreements and covenants of Executive made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this paragraph 3.





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                  (g) The Company and the Executive hereby agree that this
         covenant is a material and substantial part of this transaction.

         4. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the Effective Date and continue for five years (the "Initial Term") unless terminated sooner as herein provided; however, beginning on the fifth anniversary of the Effective Date and on each anniversary thereafter the term shall automatically continue for one year on the same terms and conditions contained herein in effect as of the time of renewal (the "Extended Term") unless not less than six months prior to any such anniversary either party shall give written notice to the other party that the term shall not be so extended; provided further, however, upon a Change in Control (as defined in paragraph 11(d)) during the Initial Term or any Extended Term the term of this Agreement shall automatically continue following such Change in Control for a period equal to the then remaining term or two years, whichever period is longer (such longer period being an Extended Term), unless earlier terminated as provided in paragraph 11. This Agreement and Executive's employment may be terminated in any one of the followings ways:

                  (a) Death. The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive's estate; provided, however, for the 90 day period following Executive's death, the Company, at its sole cost and expense, shall continue to provide the Executive's then qualified beneficiaries with coverage under the Company's group health plan in which Executive participated immediately prior to his death or a successor plan thereto, subject to the terms of such plan as it may be amended ("Company Health Plan"). Thereafter, the Company shall provide continuation of coverage elections to such qualified beneficiaries as are required by law.

                  (b) Disability. If, Executive becomes entitled to and receives benefits under an insured long term disability plan of an AmPaM Company (incurs a "Disability"), the Company, with the approval of at least 51% of the members of the AmPaM Board, may terminate this Agreement and Executive's employment hereunder. In the event this Agreement is terminated as a result of Executive's Disability, Executive shall have no right to any severance compensation; provided, however, (i) for 12 months thereafter or until his death, if earlier, the Company shall continue to pay Executive an amount equal to his monthly base salary at the time of his termination, reduced by any monthly benefits payable to Executive under such long term disability plan and (ii) the Company, at its sole cost and expense, shall continue the coverage of Executive and his qualified beneficiaries (for as long as they are qualified beneficiaries thereunder) under the Company's Health Plan for as long as Executive continues to qualify for and receive benefits under such long term disability plan, but not to exceed five years. Thereafter, the Company shall provide COBRA elections to Executive and his qualified beneficiaries as required by law.

                  (c) Cause. The Company may terminate this Agreement and Executive's employment 30 days after written notice is provided by the Company, at the direction of the





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         AmPaM Board, to Executive for "Cause", which shall be: (1) Executive's willful and material breach of this Agreement (which remains uncured at the end of such 30 day period); (2) Executive's gross negligence in the performance or intentional nonperformance (in either case continuing for 30 days after receipt of written notice by the Company, at the direction of the AmPaM Board, of need to cure) of any of Executive's material duties and responsibilities hereunder; (3) Executive's dishonesty or fraud with respect to the business, reputation or affairs of an AmPaM Company which materially and adversely affects an AmPaM Company (monetarily or otherwise); or (4) Executive's conviction of a felony crime involving moral turpitude.
         Any termination for Cause must be approved by at least 51% of the members of the AmPaM Board. For purposes hereof, no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the AmPaM Board, finding that in the good faith opinion of the AmPaM Board Executive was guilty of conduct set forth above and specifying the particulars thereof in detail. In the event of a termination for Cause, Executive shall have no right to any severance compensation.

                  (d) Without Cause and For Good Reason. Executive may, without Good Reason (as hereinafter defined), terminate this Agreement and Executive's employment, effective 30 days after written notice is provided to the Company. Executive may only be terminated without Cause and other than due to Disability by the Company during either the Initial Term or Extended Term if such termination is approved by at least 51% of the members of the AmPaM Board. Should Executive be terminated by the Company without Cause and other than due to Disability or should Executive terminate with Good Reason during the Initial Term, Executive shall receive from the Company, in a lump sum payment due on the effective date of termination, an amount equivalent to the base salary at the rate then in effect for (i) whatever time period is remaining under the Initial Term (but in no event more than two years) or (ii) for one year, whichever amount is greater. Should Executive be terminated by the Company without Cause and other than due to Disability or should the Executive terminate with Good Reason during the Extended Term, Executive shall receive from the Company, in a lump sum payment due on the effective date of termination, an amount equivalent to the base salary at the rate then in effect for one year. Further, any termination by the Company without Cause or due to Disability or by Executive for Good Reason (whether during the Initial Term or any Extended Term) shall operate to shorten the period set forth in paragraph 3(a) and during which the terms of paragraph 3 apply to one year from the date of termination of employment. If Executive resigns or otherwise terminates his employment without Good Reason, rather than the Company terminating his employment pursuant to this paragraph 4(d), Executive shall receive no severance compensation.





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                  Executive shall have "Good Reason" to terminate his
         employment hereunder upon the occurrence of any of the following events, unless such event is agreed to in writing by Executive: (a) Executive is demoted by means of a material reduction in authority, title, responsibilities or duties to a position of less stature or importance within the Company than the position described in Section 1 hereof; (b) Executive's annual base salary as then in effect is reduced in accordance with paragraph 2(a) or otherwise; or (c) the relocation of the Company's principal executive offices to a location outside the greater San Diego, California area or the Company's requiring Executive to relocate anywhere other than the Company's principal executive offices; (c) the assignment to Executive of any duties or responsibilities which are materially inconsistent with Executive's title, position or responsibilities as in effect immediately prior to such assignment; or (d) the failure by the Company to continue in effect any employee benefit plan in which Executive participates and/or any prerequisite provided Executive, which is (are) material to Executive's total compensation and benefits, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or perquisite; provided, however, Good Reason shall exist with respect to a matter only if such matter is not corrected within 30 days of receipt by the Company of written notice of such matter from Executive.

         If termination of Executive's employment arises out of the Company's failure to pay Executive on a timely basis the amounts to which he is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 18 below, the Company shall pay all amounts and damages to which Executive may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Executive to enforce his rights hereunder. Further, none of the provisions of paragraph 3 shall apply in the event this Agreement is terminated as a result of a breach by the Company.

         Upon termination of this Agreement for any reason provided above, in addition to the above payments, if any, Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination, paid to Executive in a lump sum on the effective date of termination. In addition, a termination of this Agreement shall not alter or impair any of Executive's vested rights or benefits, if any, under any
(i) employee benefit plan of the AmPaM Companies or (ii) deferred compensation plan, including, without limitation, any stock option plan, of the AmPaM Companies. All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that Executive's obligations under paragraphs 3, 5, 6, 7, and 8 herein and the Company's obligations under paragraphs 4 (with respect to severance payments, if applicable), 11(g) and 14 shall survive such termination in accordance with their terms, unless or except as expressly provided otherwise in this Agreement.

         5. Return of Company Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive by





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or on behalf of the Company, AmPaM or any AmPaM Companies or their representatives, vendors or customers which pertain to the business of the Company or AmPaM or any AmPaM Companies shall be and remain the property of the Company or AmPaM or the AmPaM Company, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or AmPaM or the AmPaM Company which is collected by Executive shall be delivered promptly to the Company without request by it upon termination of Executive's employment and Executive shall not retain any copies of the same.

         6. Inventions. Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Executive, solely or jointly with another, during the period of employment or within one year thereafter, if conceived during employment, and which are directly related to the business or activities of the Company and which Executive conceives as a result of his employment by the Company, including any predecessor (collectively, the "Intellectual Property"). Executive hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. Executive must also render to the Company, at the Company's expense, assistance in the perfection, enforcement and defense of any Intellectual Property.

         7. Trade Secrets. Executive agrees that he will not, during or after the term of this Agreement, disclose the specific terms of the Company's or AmPaM's relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company or AmPaM, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except as required by law and prior to any such disclosure Executive shall give the Company prior written notice thereof and the opportunity to contest such disclosure.

         8.       Confidentiality.

                  (a) Executive acknowledges and agrees that all Confidential Information (as defined below) of the Company is confidential and a valuable, special and unique asset of the Company that gives the Company an advantage over its actual and potential, current and future competitors. Executive further acknowledges and agrees that Executive owes the Company a fiduciary duty to preserve and protect all Confidential Information from unauthorized disclosure or unauthorized use, that certain Confidential Information constitutes "trade secrets" under applicable laws and, that unauthorized disclosure or unauthorized use of the Confidential Information would irreparably injure the Company.






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                  (b) Both during the term of Executive's employment and after the termination of Executive's employment for any reason (including wrongful termination), Executive shall hold all Confidential Information in strict confidence, and shall not use any Confidential Information except for the benefit of the Company, in accordance with the duties assigned to Executive. Executive shall not, at any time (either during or after the term of Executive's employment), disclose any Confidential Information to any person or entity (except other employees of the Company who have a need to know the information in connection with the performance of their employment duties, and who have been informed of the confidential nature of the confidential information and have agreed to keep it confidential), or copy, reproduce, modify, transmit, including electronic transmission, decompile or reverse engineer any Confidential Information, or remove any Confidential Information from the Company's premises, without the prior written consent of the AmPaM Board, or permit any other person to do so. Executive shall take reasonable precautions to protect the physical security of all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This Agreement applies to all Confidential Information, whether now known or later to become known to Executive.

                  (c) Upon the termination of Executive's employment with the Company for any reason, and upon written request of the Company at any other time, Executive shall promptly surrender and deliver to the Company all documents and other written material of any nature containing or pertaining to any Confidential Information and shall not retain any such document or other material. Within five days of any such written request, Executive shall certify to the Company in writing that all such materials have been returned.

                  (d) As used in this Agreement, the term "Confidential Information" shall mean any information or material known to or used by or for an AmPaM Company (whether or not owned or developed by an AmPaM Company and whether or not developed by Executive) that is not generally known to persons in the Plumbing and Mechanical Business. Confidential Information includes, but is not limited to, the following: all trade secrets of the AmPaM Companies; all information that an AmPaM Company has marked as confidential or has otherwise described to Executive (either in writing or orally) as confidential; all nonpublic information concerning the Company's products, services, prospective products or services, research, product designs, prices, discounts, costs, marketing plans, marketing techniques, market studies, test data, customers, customer lists and records, suppliers and contracts; all AmPaM Company business records and plans; all AmPaM Company personnel files; all financial information of or concerning the AmPaM Companies; all information relating to operating system software, application software, software and system methodology, hardware platforms, technical information, inventions, computer programs and listings, source codes, object codes, copyrights and other intellectual property; all technical specifications; any proprietary information belonging to an AmPaM Company; all computer hardware or software manuals; all training or instruction manuals; and all data and all computer system passwords and user codes. For purposes hereof, Confidential Information





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         shall not include such information (i) which becomes or is already known to the public through no fault of Executive; or (ii) the disclosure of which (x) is required by law (including regulations and rulings) or the order of any competent governmental authority or (y) Executive reasonably believes is required in connection with the defense of a lawsuit against Executive, provided that in either case, prior to disclosing any information, Executive shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest such disclosure.

         9. No Prior Agreements. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement, including any non-competition agreement, invention or secrecy agreement, with a former employer, client or any other person or entity. Further, Executive agrees to indemnify the Company for any loss or expense, including, but not limited to, reasonable attorneys' fees and expenses, the Company may incur based upon or arising out of Executive's breach of this paragraph 9.

         10. Assignment; Binding Effect. Executive understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Executive agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. The Company and AmPaM will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company or AmPaM to expressly assume and agree in writing reasonably satisfactory to Executive to perform this Agreement in the same manner and to the same extent that the Company or AmPaM would be required to perform it if no such succession had taken place. Failure of the Company or AmPaM to obtain such written agreement prior to the effectiveness of any such secession shall be a material breach of this Agreement.

         11.      Change in Control.

                  (a) Executive understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder or that the Company may undergo a Change in Control (as defined below). In the event a Change in Control is initiated or occurs during the Initial Term or any Extended Term, then the provisions of this paragraph 11 shall be applicable.

                  (b) In the event of a Change in Control wherein AmPaM and Executive have not received written notice at least ten business days prior to the date of the event giving rise to the Change in Control from the successor to all or a substantial portion of the AmPaM's business and/or assets that such successor is willing as of the closing to assume and agrees to perform, or continue to cause the Company to perform, the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then Executive may, at Executive's sole discretion, elect to terminate Executive's employment on the effective date of such Change in Control by providing written notice to the AmPaM Board at least five business days prior to the closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 4(d) will apply as though the Company had terminated Executive without Cause; however, the amount of the lump sum severance payment due Executive shall be triple the amount calculated under the terms of paragraph 4(d), but shall in no event exceed six times Executive's annual base salary.

                  (c) In any Change in Control situation, Executive may, at Executive's sole discretion, elect to terminate Executive's employment upon the effective date of such Change in Control by providing written notice to the AmPaM Board at least five business days prior to the closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 4(d) will apply as though the Company had terminated Executive without Cause; however, the amount of the lump sum severance payment due Executive shall be double the amount calculated under the terms of paragraph 4(d), but shall in no event exceed four times Executive's annual base salary.

                  (d) If, on or within two years following the effective date of a Change in Control the Company terminates Executive's employment other than for Cause or Disability or if Executive terminates his employment for Good Reason, or if Executive's employment with the Company is terminated by the Company within three months before the effective date of a Change in Control and it is reasonably demonstrated that such termination (i) was at the request of a third party that has taken steps reasonably calculated to effect a Change in Control, or (ii) otherwise arose in connection with or anticipation of a Change in Control, then Executive shall receive from Company, in a lump sum payment due on the effective date of termination, the greater of (i) the equivalent of three years' annual base salary at the rate in effect on the date of Executive's termination, or (ii) the base salary for whatever period is then remaining on the Initial Term, if any, which payment shall be in lieu of any amounts otherwise payable pursuant to paragraph 4(d).

                  (e) A "Change in Control" shall be deemed to have occurred if:

                           (i) any person, entity or group (as such terms are
                  used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the AmPaM Companies or an employee benefit plan of the AmPaM Companies, acquires, directly or indirectly, the beneficial ownership (as defined in Section 13(d) of the Act) of any voting security of AmPaM and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 20% or more of the total voting power of all of the then outstanding voting securities of AmPaM entitled to vote generally in the election of directors;

                           (ii) upon the first purchase of AmPaM's common stock
                  pursuant to a tender or exchange offer (other than a tender or exchange offer made by AmPaM);

                           (iii) the stockholders of AmPaM shall approve a
                  merger, consolidation, recapitalization or reorganization of AmPaM, or a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the holders of all of the outstanding voting securities of AmPaM immediately prior to the transactions with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

                           (iv) the stockholders of AmPaM shall approve a plan
                  of complete liquidation or dissolution of AmPaM or an agreement for the sale or disposition by AmPaM of all or substantially all of AmPaM's assets; or

                           (v) if, at any time during any period of two
                  consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (f) Notwithstanding anything in this Agreement to the contrary, a termination pursuant to paragraph 11(b), (c), or (d) shall operate to automatically waive in full the noncompetition restrictions imposed on Executive pursuant to paragraph 3.

                  (g) If it shall be finally determined that any payment made or benefit provided to Executive in connection with a Change in Control of the Company or AmPaM, whether or not made or provided pursuant to this Agreement, is subject to the excise tax imposed by
         Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor thereto, the Company shall pay Executive an amount of cash (the "Additional Amount") such that the net amount received by Executive after paying all applicable taxes on such Additional Amount shall be equal to the amount that Executive would have received if
         Section 4999 were not applicable.

         12. No Mitigation or Offset. Executive shall not be required to mitigate the amount of any Company payment provided for in this Agreement by seeking other employment or otherwise.

The amount of any payment required to be paid to Executive by the Company pursuant to this Agreement shall not be reduced by any amounts that are owed to the Company by Executive, or by any setoff, counterclaim, recoupment, defense or other claim, right or action.

         13. Release. Notwithstanding anything in this Agreement to the contrary, Executive shall not be entitled to receive any severance payments pursuant to paragraphs 4 or 11 of this Agreement unless Executive has executed (and not revoked) a general release of all claims Executive may have against the Company and its affiliates relating to Executive's employment hereunder in a form of such release reasonably acceptable to the Company.

         14. Indemnification. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Executive), by reason of the fact that he is or was performing services under this Agreement or as an executive officer of the Company prior to the date of this Agreement, then the Company shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith. In the event that both Executive and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Executive agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive, Executive may engage separate counsel and the Company shall pay all reasonable attorneys' fees and reasonable expenses of such separate counsel. Further, while Executive is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Executive cannot be held liable to the Company for errors or omissions made in good faith where Executive has not exhibited gross, willful and wanton negligence and misconduct nor performed criminal and fraudulent acts which materially damage the business of the Company. The Company shall indemnify Executive against and hold Executive harmless from any costs, liabilities, losses and exposures for Executive's services as an employee, officer and director of the Company (or any successor) to the maximum extent permitted under applicable law.

         15. Complete Agreement. This Agreement supersedes, and replaces in full, all representations, understandings and agreements (oral or written) between Executive and the Company or any AmPaM Company, AmPaM or any of their officers, directors or representatives existing as of the Effective Date and covering the same subject matter as this Agreement, but excluding the Acquisition Agreement among AmPaM, the Company, the Executive and other stockholders of the Company, dated February 11, 1999, which shall not be affected by this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company, AmPaM and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be modified after the Effective Date except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term. Without limiting the generality of the foregoing, either party's failure to insist on strict compliance with this Agreement shall not be deemed a waiver thereof.

         16. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:    c/o American Plumbing & Mechanical, Inc.
                            1502 Augusta, Suite 425
                            Houston, Texas 77057

         To Executive:      11610 Scripps Lake Dr.
                            San Diego, California 92131

Notice shall be deemed given and effective on the earlier of three days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 16.

         17. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         18. Dispute Resolutions. Except with respect to injunctive relief as provided in paragraph 3(b), neither party shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties before that party has sought to resolve the dispute through direct negotiation with the other party. If the dispute is not resolved within two weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation. If the parties do not promptly agree on a mediator, the parties shall request the Association of Attorney Mediators in Harris County, Texas to appoint a mediator certified by the Supreme Court of Texas. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in San Diego, California, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs and expenses, including those incurred to enforce this Agreement, including reasonable attorneys' fees and interest thereon in the event the arbitrators determine that Executive was terminated without Disability or Cause, as defined in paragraphs 4(b) and 4(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs and expenses, including reasonable attorneys' fees, of the prevailing party in any dispute arising under this Agreement will be promptly paid by the other party.

         19. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Texas without regard to its conflicts of law provisions.

         20. AmPaM Guaranty. AmPaM hereby irrevocably and unconditionally guarantees to Executive the payment of all amounts and the performance of all other obligations of the Company in accordance with the terms of this Agreement.

         21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective for all purposes as of the Effective Date.

                                SHERWOOD MECHANICAL, INC.


                                By: /s/  David C. Baggett
                                   -----------------------------------
                                Name:  David C. Baggett
                                     ---------------------------------
                                Title:   Vice President
                                      --------------------------------

                                EXECUTIVE

                                By:  /s/  Robert Sherwood
                                   -----------------------------------
                                     Robert Sherwood

                                AMERICAN PLUMBING & MECHANICAL, INC.


                                By: /s/  David C. Baggett
                                   -----------------------------------
                                Name:  David C. Baggett
                                     ---------------------------------
                                Title:   Chief Financial Officer
                                      --------------------------------